Phoenix, AZ - Chandler Dallas, TX - Carrollton Norwalk, CT Fourth Quarter 2015 Earnings February 24, 2016 2/24/2016

Safe Harbor This presentation contains forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8- K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. For additional information, including reconciliation of any non-GAAP financial measures, please reference the supplemental report furnished by the Company on a Current Report on Form 8-K filed February 24, 2016. Unless otherwise noted, all data herein is as of December 31, 2015. CyrusOne Fourth Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 2

Fourth Quarter 2015 Overview

CyrusOne Fourth Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 4 Highlights  Fourth quarter Normalized FFO per share of $0.61 increased 27% over the fourth quarter of 2014  Fourth quarter Adjusted EBITDA of $60.5 million increased 36% over the fourth quarter of 2014  Fourth quarter revenue of $113.3 million increased 30% over the fourth quarter of 2014  Leased a record 205,000 colocation square feet(1) and 30 megawatts in the fourth quarter totaling $44 million in annualized GAAP revenue(2), pre-leasing the next four phases of our Northern Virginia campus  Given anticipated commencement phasing, an estimated $19 - $24 million is expected to be recognized in 2016, with the full $44 million recognized in 2017  Leased a record 342,000 colocation square feet(1) and 49 megawatts in 2015, with a total contract value(3) of nearly $600 million  Announcing a 21% increase in the quarterly dividend for the first quarter of 2016 to $0.38 per share, up from $0.315 per share in 2015  Added four Fortune 1000(4) companies as new customers in the fourth quarter, increasing the total number of Fortune 1000(4) customers to 173 as of the end of the quarter  Subsequent to the end of the quarter, pre-leased the next two phases of our San Antonio campus Notes: 1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne. 2. Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. 3. Monthly recurring rent multiplied by lease term, expressed in months, for each lease signed. 4. Customer’s ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.

Growth Since IPO - Customer Base Notes: 1. Customers as of quarter-end for each period, including customers that are under contract but have yet to occupy space. 2. Customer’s ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size. 3. Based on December 2015 annualized rent. Annualized rent represents cash rent, including metered power reimbursements, for the month of December, multiplied by 12. CyrusOne Fourth Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 5 526 612 669 941 4Q'12 4Q'13 4Q'14 4Q'15 200 400 600 800 1,000 Total Customers(1) 115 129 144 173 4Q'12 4Q'13 4Q'14 4Q'15 75 125 175 Fortune 1000 Customers(1)(2)  Added more than 400 customers over last 3 years, nearly doubling size of customer base  Top 10 customers account for less than 30% of revenue(3), down from 45% as of the end of 2012  Powerful impact of new logo acquisition as more than 50% of revenue growth is generated from existing customers

Growth Since IPO - Data Center Footprint

CyrusOne

Successful West Coast and East Coast expansions into Phoenix, Northern Virginia and NY Metro markets



Phoenix
Leased ~150K CSF



Northern Virginia
Leased ~215K CSF



NY Metro
Acquisition of premier financial services platform

Geographical diversification resulting in no single market representing more than 22% of revenue[1]

Dec'12 % of Revenue[1]



Other
3%
Austin
3%
Dallas
20%
37%
Houston
37%
Cincinnati

Dec'15 % of Revenue[1]



No. Virginia
Other
2%
2%
Austin
4%
San Antonio
5%
Phoenix
7%
22%
Houston
NY Metro
17%
21%
Cincinnati
20%
Dallas

Nearly doubled CSF[2] capacity in 3 years

	Dec'12	Dec'15
# of Markets	9	12
# of Data Centers	23	32
CSF[2]	~0.9 MM	~1.6 MM
NRSF[2]	~1.7 MM	~3.0 MM

Notes:

1. Based on December 2015 annualized rent. Annualized rent represents cash rent, including metered power reimbursements, for the month of December 2015, multiplied by 12.
2. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

CyrusOne Fourth Quarter 2015 Earnings Presentation
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Growth Since IPO - Industry Verticals



Dec'12 % of Revenue(1)
Other
Healthcare
Telecom
Industrials
Financial Services
Cloud / IT
Energy
15%
3%
9%
10%
9%
17%
37%
Dec'15 Pro Forma(2) % of Revenue(1)
Other
Healthcare
Telecom
Industrials
Energy
Cloud / IT
Financial Services
9%
3%
8%
9%
18%
33%
20%

- Growth in Cloud / IT vertical driven by demand from cloud providers, with more than 30 added to portfolio in last two years
  - Portfolio includes 8 of largest cloud providers
- More than doubled revenue contribution from Financial Services vertical
- Increasing cloud adoption and growth in other verticals has resulted in reduced dependence on Energy vertical, decreasing from 37% of revenue[1] to 18%
  - Energy bookings remain steady with $0.5M in new MRR[3] signed in FY'15, in line with $0.5M in new MRR[3] signed in FY'14
  - More than 85% of revenue[1] in Energy vertical is from customers generating annual revenue in excess of $5 billion

Notes:

1. Based on December annualized rent. Annualized rent represents cash rent, including metered power reimbursements, for the month of December, multiplied by 12.
2. December 2015 annualized rent adjusted to include impact of December 31, 2015 backlog.
3. Monthly recurring rent ("MRR") is defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges.

CyrusOne Fourth Quarter 2015 Earnings Presentation

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Growth Since IPO - Strong Leasing Notes: 1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne. 2. Monthly recurring rent multiplied by lease term for each lease signed. Monthly recurring rent is defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges. CyrusOne Fourth Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 8  CSF and MW signed growing at compound annual rates of 39% and 35%, respectively  Number of leases signed averaged more than 350 per quarter in 2015  70% of new Metered Power leases signed in 4Q’15 included power administration fee 177 236 342 27 42 49 - 20 40 60 FY'13 FY'14 FY'15 - 100 200 300 400 M W Sign ed CSF Sign ed (0 0 0 ) CSF(1) / MW Signed 928 1,167 1,416 FY'13 FY'14 FY'15 500 1,000 1,500 Number of Leases Signed Nearly $600 million in total contract value(2) signed in 2015 with weighted average lease term of ~7 years

CyrusOne Fourth Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 9 Interconnection  Interconnection revenue increased 68% in 4Q’15 vs. 4Q’14  Currently ~6% of total revenue, up from ~4% as of 4Q’13  82% of leases signed in FY’15 included interconnection product  Recently signed alliance agreement with Megaport to deliver SDN-enabled, elastic cloud interconnection services in CyrusOne data centers $3.0 $4.2 $7.0 $1.0 $3.0 $5.0 $7.0 4Q'13 4Q'14 4Q'15 Quarterly Interconnection Revenue ($MM) More than 11,000 cross connects installed across the portfolio

Fourth Quarter 2015 Financial Review

CyrusOne

Normalized FFO, AFFO, Revenue and Churn

Normalized FFO
($ Millions)


+42%
$31.2
$44.2
4Q'14
4Q'15

	4Q'14	4Q'15
Norm. FFO per Share	$0.48	$0.61

AFFO
($ Millions)


+55%
$29.8
$46.3
4Q'14
4Q'15

Revenue
($ Millions)


+30%
$86.9
$113.3
4Q'14
4Q'15

Churn
Recurring Rent Quarterly Churn[1]


1.7%
3.1%
0.6%
0.7%
0.4%
4Q'14
1Q'15
2Q'15
3Q'15
4Q'15

Strong Normalized FFO and AFFO growth

- Driven by Adjusted EBITDA as a result of strong growth in revenue, margin improvement, and impact of Cervalis acquisition

Revenue growth driven by:

- Expansion of customer base to 941
- Increases in leased CSF[2] and annualized rent[3] of 24% and 32%, respectively, compared to 4Q'14

Churn

- 4Q'15 churn lowest quarterly level since becoming public company

Notes:

1. Recurring rent quarterly churn is defined as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the quarter, excluding any impact from metered power reimbursements or other usage-based or variable billing.
2. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
3. Annualized rent represents cash rent, including metered power reimbursements, for the month of December 2015 multiplied by 12.

CyrusOne Fourth Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 11

Year over Year P&L Analysis

CyrusOne

($ Millions)	Three Months Ended 4Q 2015	4Q 2014	Fav/(Unfav) $	%
Revenue	$ 113.3	$ 86.9	$ 26.4	30%
Property operating expenses[(1)]	41.1	32.0	(9.1)	-28%
Net Operating Income (NOI)[(1)]	**72.2**	**54.9**	**17.3**	**32%**
NOI Margin	*64%*	*63%*		
Selling, general & administrative[(2)]	14.1	13.0	(1.1)	-8%
Less: Stock-based compensation	(2.4)	(2.7)	(0.3)	-11%
Adjusted EBITDA	**$ 60.5**	**$ 44.6**	**$ 15.9**	**36%**
Adjusted EBITDA Margin	*53%*	*51%*		
Normalized FFO	**$ 44.2**	**$ 31.2**	**$ 13.0**	**42%**
Normalized FFO per share[(3)]	**$ 0.61**	**$ 0.48**	**$ 0.13**	**27%**
AFFO	**$ 46.3**	**$ 29.8**	**$ 16.5**	**55%**

- Revenue growth of 30%
- NOI up 32% over 4Q'14 driven by revenue growth; NOI margin up 1 percentage point
- Adjusted EBITDA up 36% over 4Q'14 driven primarily by higher NOI; Adjusted EBITDA margin up 2 percentage points
- Increase in Normalized FFO of 42% due to growth in Adjusted EBITDA, partially offset by increase in interest expense
- Increase in AFFO of 55% driven primarily by increase in Normalized FFO and positive impact of deferred revenue and straight line rent adjustments

Notes:

1. 4Q'15 property operating expenses and NOI adjusted (Adjusted Annualized NOI) to exclude impact of $0.3 million in costs associated with the forthcoming termination of the Austin 1 facility lease.
2. Severance and management transition costs of $4.1 million and legal claim costs of $0.1 million in 4Q'15 are omitted from this presentation as they are excluded from Adjusted EBITDA.
3. Weighted average diluted common share or common share equivalents for 4Q'15 and 4Q'14 were 72.6 million and 65.3 million, respectively.

CyrusOne Fourth Quarter 2015 Earnings Presentation

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Balance Sheet / Portfolio Overview

Balance Sheet

($ Millions)	12/31/15
Gross Inv. in Real Estate	$1,827.6
Accumulated Depreciation	(435.6)
Net Inv. in Real Estate	$1,392.0
Other Assets	803.6
Total Assets	**$2,195.6**
S-T Liabilities	$215.3
L-T Debt and Capital Leases	1,008.7
Lease Financing Arrangements	150.0
Total Liabilities	**$1,374.0**
Total Shareholders' Equity	**821.6**
Total Liabilities and Shareholders' Equity	**$2,195.6**

- $1.8 billion gross investment in real estate
- Cincinnati Bell has converted remaining operating partnership units into shares of common stock

Portfolio Overview

	As of December 31, 2015		As of December 31, 2014	
Market	CSF[1] Capacity (Sq Ft)	% Utilized[2]	CSF[1] Capacity (Sq Ft)	% Utilized[2]
Cincinnati	419,589	91%	420,223	90%
Dallas	350,946	89%	294,969	86%
Houston	255,094	88%	255,094	85%
Phoenix	149,620	100%	114,026	100%
Austin	121,833	51%	59,995	87%
New York Metro	121,434	87%	-	n/a
Northern Virginia	74,653	73%	-	n/a
San Antonio	43,843	100%	43,843	100%
Chicago	23,298	54%	23,298	58%
International	13,200	80%	13,200	80%
Total Footprint	**1,573,510**	**86%**	**1,224,648**	**88%**

- 28% increase in CSF[1] capacity compared to December 31, 2015, with Utilization[2] at 86%
- Commissioned first data hall in Austin 3 facility, adding ~62,000 CSF[1]

Notes:

1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building currently leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
2. Utilization is calculated by dividing CSF under signed leases (whether or not the lease has commenced billing) by total CSF.

CyrusOne Fourth Quarter 2015 Earnings Presentation

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Lease Term / Escalators Note: 1.Monthly recurring rent (“MRR”) is defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges. CyrusOne Fourth Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 14  Inclusive of backlog, have extended remaining lease term for portfolio by 12 months since the end of 2012  77% of new MRR(1) signed over last three years includes escalators (weighted average escalator: 2.3%) 28 29 33 34 40 4Q'12 4Q'13 4Q'14 4Q'15 4Q'15 w/ Backlog 15 25 35 45 Wtd. Avg. Remaining Lease Term (Mos.) + 12 mos. 72% 72% 84% FY'13 FY'14 FY'15 % of New MRR(1) Signed w/ Escalators

2015 / 2016 Development

CyrusOne

Market	2015 CSF[1] Delivered	CSF Under Dev.[1,2]	2015 Critical Load Capacity[3] Delivered	Critical Load Capacity[3] Under Dev.
Austin	62K	-	3 MW	-
Dallas	56K	77K	6 MW	11 MW
San Antonio	-	30K	-	3 MW
Houston	-	53K	-	6 MW
Phoenix	36K	36K	6 MW	2 MW
No. Virginia	74K	159K	12 MW	30 MW
Total	**228K**	**355K**	**27 MW**	**52 MW**

Estimating ~2M CSF[1] online by the end of 2016, nearly doubling raised floor capacity from the end of 2014

Development Projects

- Delivered 228K CSF[1] and 27 MW of power capacity in Dallas, Phoenix, Austin, and Northern Virginia in 2015
- Development projects in Texas markets as well as Phoenix and Northern Virginia expected to deliver 355K CSF[1] and 52 MW of power capacity by 3Q'16
- For projects currently under development, nearly 60% of CSF[1] is contractually committed to customers

Notes:

1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building currently leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
2. Represents square footage at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.
3. Represents aggregate power available for lease to and exclusive use by customers expressed in terms of megawatts. The capacity presented is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

CyrusOne Fourth Quarter 2015 Earnings Presentation

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Net Debt and Market Capitalization CyrusOne Fourth Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 16 ($ Millions) December 31, 2015 6.375% Senior Unsecured Notes due 2022 $477.6 Revolver and Term Loan 535.0 Note Payable 1.5 Capital Lease Obligations 12.2 Less: Deferred Financing Costs (17.6) Less: Cash and Cash Equivalents (14.3) Net Debt $994.4 Liquidity $422.2 ($ Millions except per share amounts) Shares or Equivalents Outstanding Market Price as of December 31, 2015 Market Value Equivalents Common Shares 72,556,334 $37.45 $2,717.2 Operating Partnership Units - $37.45 - Total Equity Value $2,717.2 Net Debt 994.4 Total enterprise value (TEV) $3,711.6  Net leverage of 4.2x(1) Note: 1. Calculated as net debt excluding impact of deferred financing costs as of December 31, 2015, divided by Adjusted EBITDA for 4Q’15 annualized.

Dividend Growth CyrusOne Fourth Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 17 $0.16 $0.21 $0.315 $0.38 2013 2014 2015 2016 - $0.10 $0.20 $0.30 $0.40 Q u a rte rl y D iv id e n d Dividend(1) per Share Growth Note: 1. 2016 reflects 1Q’16 dividend.  21% increase in quarterly dividend announced for 1Q’16 - Annualized dividend yield of 4.0% based on February 22 closing stock price of $37.92  AFFO payout ratio of 54% in 2015  Historical tax allocation of between 40% and 100% return of capital - 2013: 53%; 2014: 42%; 2015: 100%

Lease Commencements CyrusOne Fourth Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 18 Total Backlog - Estimated Annualized GAAP Revenue(1) Commenced by End of Period ($ Millions) (excl. estimates of pass-through power) Note: 1. Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12.. 2. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne. $3.4 $43.6 $6.1 $3.7 $30.4 4Q'15 1Q'16 2Q'16 3Q'16 Total $- $10 $20 $30 $40 $50 4Q’15 Leases - Estimated Annualized GAAP Revenue(1) Commenced by End of Period ($ Millions) (excl. estimates of pass-through power)  In 4Q’15, leased 30.0 MW and 205,000 CSF(2); weighted average lease term of 107 months  Estimates on lease commencements for future quarters are based on current estimated installation timelines  Excluding estimates for pass- through power charges, leases signed during 4Q’15 represent approximately $43.6M of annualized GAAP revenue(1)  Total annualized GAAP revenue(1) backlog of approximately $41.5M as of the end of 4Q’15, largest in company’s history $6.7 $41.5 $4.4 $30.4 1Q'16 2Q'16 3Q'16 Total $- $10 $20 $30 $40 $50

2016 Guidance CyrusOne Fourth Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 19 Category ($ Millions except for Normalized FFO) 2015 Results 2016 Guidance Total Revenue $399 $485 - 500 Base Revenue $355 $438 - 448 Metered Power Reimbursements $44 $47 - 52 Adjusted EBITDA $212 $258 - 268 Normalized FFO per diluted common share or common share equivalent(1) $2.17 $2.45 - 2.55 Capital Expenditures $235 $320 - 345 Development $232 $316 - 337 Recurring $3 $4 - 8 Note: 1. Assumes weighted average diluted common shares for 2016 of approximately 73 million.

Appendix (Non-GAAP Reconciliations)

Non-GAAP Reconciliations CyrusOne Fourth Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 21 LQA Q4 2015 Reconciliation of Net Loss to EBITDA and Adjusted EBITDA: Net (loss) income (4.8)$ (1.2)$ (5.3)$ (11.8)$ Interest expense 48.0 12.0 12.1 9.1 Income tax expense 1.2 0.3 0.7 0.3 Depreciation and amortization 159.6 39.9 39.1 30.6 EBITDA 204.0 51.0 46.6 28.2 Transaction and acquisition integration costs 10.4 2.6 1.8 0.1 Legal claim costs 0.4 0.1 - - Stock-based compensation 9.6 2.4 3.4 2.7 Severance and management transition costs 16.4 4.1 1.9 - Loss on extinguishment of debt - - - 13.6 Lease exit costs 1.2 0.3 0.4 - Asset impairments and loss on disposals - - 4.9 - Adjusted EBITDA 242.0$ 60.5$ 59.0$ 44.6$ Three Months Ended December 31, 2015 September 30, 2015 December 31, 2014

Non-GAAP Reconciliations

CyrusOne Inc.
Reconciliation of Net (Loss) Income to FFO, Normalized FFO, and AFFO
(Dollars in millions)
(Unaudited)

	Three Months Ended		
	December 31, 2015	September 30, 2015	December 31, 2014
Reconciliation of Net (Loss) Income to FFO and Normalized FFO:			
Net (loss) income	$ (1.2)	$ (5.3)	$ (11.8)
Real estate depreciation and amortization	32.8	31.9	25.1
Asset impairments and loss on disposal	-	4.9	-
Funds from Operations (FFO)	**$ 31.6**	**$ 31.5**	**$ 13.3**
Loss on extinguishment of debt	-	-	13.6
Amortization of customer relationship intangibles	5.6	5.6	4.2
Transaction and acquisition integration costs	2.5	1.9	0.1
Severance and management transition costs	4.1	1.9	-
Legal claim costs	0.1	-	-
Lease exit costs	0.3	0.3	-
Normalized Funds from Operations (Normalized FFO)	**$ 44.2**	**$ 41.2**	**$ 31.2**
Normalized FFO per common share or common share equivalent	**$ 0.61**	**$ 0.57**	**$ 0.48**
Weighted average common shares and common share equivalents o/s	**72.6**	**72.6**	**65.3**
Reconciliation of Normalized FFO to AFFO:			
Normalized FFO	$ 44.2	$ 41.2	$ 31.2
Amortization of deferred financing costs			
Stock-based compensation	1.1	0.9	0.7
Non-real estate depreciation and amortization	2.4	3.5	2.7
Deferred revenue and straight line rent adjustments	1.5	1.6	1.4
Leasing commissions	1.1	(1.6)	(2.3)
Recurring capital expenditures	(3.3)	(1.6)	(2.9)
Adjusted Funds from Operations (AFFO)	(0.7)	(1.2)	(1.0)
	$ 46.3	**$ 42.8**	**$ 29.8**

CyrusOne Fourth Quarter 2015 Earnings Presentation
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